UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 10, 2007

AMERICAN URANIUM CORPORATION
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-135201
(Commission File Number)

98-0491170
(IRS Employer Identification No.)

600 17th Street, Suite 2800 South, Denver, CO 80202
(Address of principal executive offices and Zip Code)

(303) 634-2265
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

On October 10, 2007 we entered into a Purchase Agreement with Power Resources, Inc. (“PRI”), pursuant to which PRI has agreed to sell to us certain geological data, consisting of drill hole geophysical logs, lithologic logs, drill hole maps, geologic cross sections and environmental data (the “Geological Data”) relating to the Reno Creek uranium prospect in consideration of which we have agreed to pay US$950,000, subject to our review of the sufficiency of the Geological Data. Closing of the agreement is expected to occur on or before December 31, 2007.

The summary of the foregoing is qualified in its entirety by reference to the Purchase Agreement, which is included as exhibit 10.1 to this Current Report.

Item 9.01. Financial Statements and Exhibits.

A copy of the following documents are included as exhibits to this current report on Form 8-K pursuant to Item 601 of Regulation SB:

Exhibit	Description
10.1	Purchase Agreement dated October 10, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN URANIUM CORPORATION

/s/ Robert A. Rich
Robert A. Rich
President and Director

Date: October 12, 2007